UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 15, 2009 (September 11, 2009)

AMERICAN ENERGY PRODUCTION, INC.
(Exact name of registrant as specified in its charter)
Delaware	333-52812	74-2945581
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

6073 Hwy 281 South
Mineral Wells, Texas 76067
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (940) 445-0698

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On September 11, 2009, the Board of Directors of the registrant (“Board”) dismissed Seale and Beers, CPAs (“Seale”), its independent registered public accounting firm. On the same date, September 11, 2009, the accounting firm of Salberg & Company, P.A. (“Salberg”) was engaged as the Registrant's new independent registered public accounting firm. The Board approved the dismissal of Seale and the engagement of Salberg as its independent registered public accounting firm. None of the reports of Seale on the registrant's consolidated financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Seale never issued an opinion on the Registrant’s consolidated financial statements as the only period they were engaged by the Registrant was the interim period for the three and six months ended June 30, 2009.

For the interim period that Seale was engaged by the registrant, there were no disagreements with Seale whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seal’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's consolidated financial statements, nor were there any up to and including the time of dismissal on September 11, 2009.

The registrant has requested that Seale furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

b) On September 11, 2009, the registrant engaged Salberg as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement and through September 11, 2009, the registrant has not consulted Salberg regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

16.1  Letter from Seale and Beers, CPAs, dated September 15, 2009, to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENERGY PRODUCTION, INC.

Date: September 15, 2009	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer